EXHIBIT 32.1

EUROSITE POWER INC.
CERTIFICATION

We, John N. Hatsopoulos, Chairman of the Board of Directors and Gabriel J. Parmese, Chief Financial Officer, Secretary and Treasurer, of EuroSite Power Inc., or the Company, certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Annual Report on Form 10-K of the Company for the year ended December 31, 2014, or the Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2015

/s/ John N. Hatsopoulos
John N. Hatsopoulos
Chairman of the Board of Directors

/s/ Gabriel J. Parmese
Gabriel J. Parmese
Chief Financial Officer, Secretary and Treasurer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.